UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Celanese Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0420726
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N,
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.000% Senior Notes Due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, checkthe following box.	☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271048
Securities to be registered pursuant to Section 12(g) of the Act: None.

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number of Principal Executive Offices
Celanese US Holdings LLC*	Delaware	20-1206848	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese Americas LLC	Delaware	22-1862783	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese Acetate LLC	Delaware	56-2051387	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese Chemicals, Inc.	Delaware	13-2916623	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
CNA Holdings LLC	Delaware	13-5568434	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese International Corporation	Delaware	75-2622529	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celtran, Inc.	Delaware	56-0818166	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Ticona Fortron Inc.	Delaware	22-3140276	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Ticona Polymers, Inc.	Delaware	13-3313358	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Ticona LLC	Delaware	22-3546190	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese Global Relocation LLC	Delaware	41-2243055	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese Ltd.	Texas	75-2622526	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
Celanese Sales U.S. Ltd.	Texas	47-4261191	222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039 972-443-4000
*Celanese US Holdings LLC is the issuer of the debt securities registered hereby. The other listed co-registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Celanese Corporation (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated March 6, 2025 (the “Prospectus Supplement”) to a prospectus dated March 31, 2023 (the “Prospectus”), relating to securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-271048), which became automatically effective on March 31, 2023.
Item 1.    Description of Registrant's Securities to be Registered
The Registrant and the Co-Registrants on this registration statement (the “Co-Registrants”) register hereunder €750,000,000 aggregate principal amount of 5.000% Senior Notes Due 2031 (the “Notes”) issued by the Registrant's subsidiary, Celanese US Holdings LLC, a Co-Registrant on this registration statement. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities and Guarantees” of the Prospectus (Registration No. 333-271048), as supplemented by the information under the heading “Description of the Notes” in the Prospectus Supplement dated March 6, 2025, filed by the Registrant with the SEC on March 10, 2025 (Registration No. 333-271048). Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange LLC.
Item 2.    Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of May 6, 2011, by and among Celanese US Holdings LLC, Celanese Corporation and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.2
Form of Fifteenth Supplemental Indenture by and among Celanese US Holdings LLC, the Guarantors party thereto, Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee, and U.S. Bank Trust Company, National Association, as series trustee, registrar and transfer agent, and U.S. Bank Europe DAC, UK Branch (formerly known as Elavon Financial Services DAC, UK Branch), as paying agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 14, 2025).

4.3	Form of 5.000% Senior Note due 2031 (included in Exhibit 4.2).

99.1
Prospectus dated March 31, 2023, and Prospectus Supplement dated March 6, 2025, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on March 10, 2025 (Registration No. 333-271048)).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: March 14, 2025

CELANESE CORPORATION

By:	/s/ Chuck Kyrish
Name:	Chuck Kyrish
Title:	Senior Vice President and Chief Financial Officer

CELANESE US HOLDINGS LLC

By:	/s/ Chuck Kyrish
Name: Chuck Kyrish
Title: President

CELANESE AMERICAS LLC

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELANESE ACETATE LLC

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC.

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CNA HOLDINGS LLC

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELTRAN, INC.

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

KEP AMERICAS ENGINEERING PLASTICS, LLC

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

TICONA FORTRON INC.

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

TICONA POLYMERS, INC.

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

TICONA LLC

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELANESE LTD.

By: CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer

CELANESE SALES U.S. LTD

By: CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ Brandon Ayache
Name: Brandon Ayache
Title: Vice President and Treasurer